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               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                            TELECOPIER (202) 965-8014


AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE  19801

August 18, 1999

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement on Form S-6 filed by AIG Life Insurance Company and Variable Account II with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

Very truly yours,
/s/ Jorden Burt Boros Cicchetti Berenson & Johnson
Jorden Burt Boros Cicchetti Berenson & Johnson